Exhibit 3.838
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/15/2002
020175592 — 3182408
CERTIFICATE OF FORMATION
OF
Republic Services of Wisconsin LP, LLC
1.	The name of the limited liability company is Republic Services of Wisconsin LP, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Republic Services of Wisconsin LP, LLC this 15th day of March, 2002.

/s/ David A. Barclay
David A. Barclay, Organizer

(DEL. — LLC 3239 — 3/7/95)

MAR-15-02	14:06	FROM-Republic Services, Inc.	+9547695411
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/15/2002
020175592 — 3182408
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
CORPORATION LAW
     1. The name of the corporation is Republic Services of Wisconsin LP, Inc.
     2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is February 23, 2000.
     3. The name of the limited liability company into which the corporation is herein being converted is Republic Services of Wisconsin LP, LLC.
     4. The conversion has been approved in accordance with the provisions of Section 266.
Dated: March 15, 2002

By:	/s/ David A. Barclay
Authorized Officer

	Name:	David A. Barclay, Vice President & Secretary
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